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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our reports dated February 21, 1995 accompanying the consolidated financial statements and schedule of North Star Universal, Inc. and Subsidiaries incorporated by reference in the Registration Statement on Form S-
2. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts".

          We have issued our reports dated February 15, 1995 accompanying the consolidated financial statements and schedule of Michael Foods, Inc. and Subsidiaries included in the Annual Report on Form 10-K of North Star Universal, Inc. for the year ended December 31, 1994, incorporated by reference in the Registration Statement on Form S-2. We consent to the use of the aforementioned reports in the Registration Statement.



                                                  /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
February 21, 1995